Exhibit 99.1

Spring Valley Acquisition Corp. Announces Delisting of its Securities Effective and Conditional Upon Consummation of its Pending Merger with NuScale Power, LLC

Merger remains subject to satisfaction of customary closing conditions,

including approval of Spring Valley shareholders

Dallas, Texas, April 22, 2022 — Spring Valley Acquisition Corp. (NASDAQ: “SV”) (“Spring Valley” or the “Company”) announced today that, subject to, among other things, fulfillment of all applicable listing requirements and satisfaction of other customary closing conditions of its pending merger with NuScale Power, LLC (“NuScale LLC”) (the “Merger”), Spring Valley intends to voluntarily delist all of its securities from The Nasdaq Capital Market (“Nasdaq”), including each of Spring Valley’s units, public shares and public warrants currently listed on Nasdaq under the ticker symbols “SVSVU,” “SV” and “SVSVW,” respectively, and that Spring Valley intends to list its post-Merger Class A common stock and warrants on the New York Stock Exchange (the “NYSE”) under the ticker symbols “SMR” and “SMR WS,” respectively. The decision to list on the NYSE was made in consideration of the Merger and enables the post-business combination company, NuScale Power Corporation, to be listed alongside comparable companies that are also listed on the NYSE. Trading is currently expected to begin on the NYSE on or about May 3, 2022 following the consummation of the transactions contemplated by the Merger, which is expected to occur on or about May 2, 2022, subject to satisfaction of customary closing conditions. Until the Merger is complete, Spring Valley’s units, public shares and public warrants will continue to trade under the ticker symbols “SVSVU,” “SV” and “SVSVW,” respectively, on Nasdaq. The NYSE listing and Nasdaq delisting are subject to the closing of the Merger and fulfillment of all NYSE listing requirements. Spring Valley expects the last day of trading on Nasdaq to be on or about May 2, 2022, subject to satisfaction of customary closing conditions.

As previously announced, the extraordinary general meeting will be held at 10:00 a.m., Central Time, on April 28, 2022, at the offices of Kirkland & Ellis LLP located at 609 Main Street, Suite 4700, Houston, TX 77002, and via a virtual meeting at https://www.cstproxy.com/svac/2022, unless the extraordinary general meeting is adjourned. Spring Valley shareholders and other interested parties may obtain free copies of the definitive proxy statement/prospectus and other documents filed with the SEC by Spring Valley through the website maintained by the SEC at http://www.sec.gov or by directing a request to: Spring Valley Acquisition Corp., 2100 McKinney Ave, Suite 1675, Dallas, TX 75201 or (214) 308-5230.

About NuScale

NuScale is poised to meet the diverse energy needs of customers across the world. It has developed a new modular light water reactor nuclear power plant to supply energy for electrical generation, district heating, desalination, hydrogen production and other process heat applications. The groundbreaking NuScale Power Module™, a small, safe pressurized water reactor, can generate 77 MWe of electricity and can be scaled to meet customer needs. The VOYGR™-12 power plant is capable of generating 924 MWe, and NuScale also offers the four-module VOYGR-4 (308 MWe) and six-module VOYGR-6 (462 MWe) and other configurations based on customer needs. The majority investor in NuScale is Fluor Corporation, a global engineering, procurement and construction company with a 70-year history in commercial nuclear power.

NuScale is headquartered in Portland, OR and has offices in Corvallis, OR; Rockville, MD; Charlotte, NC; Richland, WA; and London, UK. Follow us on Twitter: @NuScale_Power, Facebook: NuScale Power, LLC, LinkedIn: NuScale-Power and Instagram: nuscale_power. Visit NuScale's website.

About Spring Valley Acquisition Corp.

Spring Valley Acquisition Corp. (NASDAQ: SV) is a special purpose acquisition company formed for the purpose of entering into a merger or similar business combination with one or more businesses or entities focusing on sustainability, including clean energy and storage, smart grid/efficiency, environmental services and recycling, mobility, water and wastewater management, advanced materials and technology enabled services. Spring Valley’s sponsor is supported by Pearl Energy Investment Management, LLC, a Dallas, Texas based investment firm that focuses on partnering with best-in-class management teams to invest in the North American energy industry.

Forward Looking Statements

This release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical facts. These forward-looking statements are inherently subject to risks, uncertainties and assumptions. Such forward-looking statements include, but are not limited to, information concerning the timing and anticipated results of the proposed Business Combination. Actual results may differ materially as a result of a number of factors, including those factors discussed in Spring Valley’s final prospectus dated November 25, 2020 and in the Registration Statement under the heading “Risk Factors,” and other documents Spring Valley has filed, or will file, with the SEC. Caution must be exercised in relying on these and other forward-looking statements. Due to known and unknown risks, NuScale’s results may differ materially from its expectations and projections. While Spring Valley and NuScale may elect to update these forward-looking statements at some point in the future, Spring Valley and NuScale specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Spring Valley’s and NuScale’s assessments of any date subsequent to the date of this release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed transactions, Spring Valley has filed a registration statement on Form S-4 with the SEC, which includes a proxy statement/prospectus and certain other related documents, which will be distributed to holders of Spring Valley’s Class A ordinary shares in connection with Spring Valley’s solicitation of proxies for the vote by the Spring Valley shareholders with respect to the proposed transactions and other matters as described in the proxy statement/prospectus. Spring Valley mailed a definitive proxy statement/prospectus to the Spring Valley shareholders as of the record date established in connection with Spring Valley’s solicitation of proxies for the vote on the proposed transactions and other matters to be presented at the special meeting of Spring Valley shareholders. Spring Valley shareholders and other interested parties are urged to read the definitive proxy statement/prospectus, any amendments thereto and any other documents filed with the SEC carefully and in their entirety when they become available because they will contain important information about Spring Valley, NuScale and the proposed transactions. Spring Valley shareholders and other interested parties may obtain free copies of the definitive proxy statement/prospectus and other documents filed with the SEC by Spring Valley through the website maintained by the SEC at http://www.sec.gov or by directing a request to: Spring Valley Acquisition Corp., 2100 McKinney Ave, Suite 1675, Dallas, TX 75201 or (214) 308-5230.

INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Contacts

Spring Valley Acquisition Corp.:
www.sv-ac.com
Robert Kaplan
Investors@sv-ac.com

Investor inquiries:
Gary Dvorchak, The Blueshirt Group for NuScale
ir@nuscalepower.com

Media inquiries:
Diane Hughes, NuScale
media@nuscalepower.com

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